Exhibit 99.1

Net 1 Reports Fourth Quarter and Year End 2021 Results

JOHANNESBURG, September 13, 2021 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the fourth quarter and year ended June 30, 2021.

Financial Highlights:

  Net increase of approximately 23,000 EasyPay Everywhere (EPE) account holders during Q4 2021, and an additional 61,000 - combined - in July and August of 2021;
  Non-cash increase of $23.4 million in Q4 2021, before tax effect, in the fair value of investment in MobiKwik;
  At June 30, 2021, unrestricted cash of $199 million and no debt;
  Revenue of $34.5 million in Q4 2021, an increase of 20% from Q3 2021;
  Operating loss of $(13.6) million in Q4 2021;
  GAAP EPS of $0.03 and Fundamental EPS loss of $(0.18) in Q4 2021; and
  Adjusted EBITDA loss of $8.2 million in Q4 2021, a $4.6 million improvement from Q3 2021 following the closure of IPG.

"Fiscal Year 2021 was a challenging year for Net 1, South Africa and the global economy - but it has also been a productive period for the company," said Chris Meyer, Group CEO of Net 1. "Our core purpose is to improve people's lives by bringing financial inclusion to South Africa's underserved consumers and helping small businesses access the financial services they need to prosper. We believe we have the right team, strategy, technology and operations in place to position the Company to effectively serve the large addressable market in South Africa and provide growth for all stakeholders."

Summary Financial Metrics

	Q4 2021	Q4 2020	Q3 2021	Q4 '21 vs Q4 '20	Q4 '21 vs Q3 '21	Q4 '21 vs Q4 '20	Q4 '21 vs Q3 '21
		(as restated)(1)
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	34,517	24,551	28,828	41%	20%	15%	13%
GAAP operating loss	(13,600)	(13,180)	(14,292)	3%	(5%)	(15%)	(10%)
Adjusted EBITDA (loss)(2)	(8,208)	(11,868)	(12,823)	(31%)	(36%)	(43%)	(39%)
GAAP earnings (loss) per share ($)	0.03	(0.68)	(0.11)	nm	nm	nm	nm
Fundamental loss per share ($)(2)	(0.18)	(0.21)	(0.24)	(14%)	(25%)	(30%)	(29%)
Fully-diluted shares outstanding ('000's)	56,937	57,119	56,921	(0%)	0%	nm	nm
Average period USD/ ZAR exchange rate	14.17	17.28	14.96	(18%)	(5%)	nm	nm

	F2021	F2020	F2021 vs F2020	F2021 vs F2020
		(as restated)(1)
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	130,786	144,299	(9%)	(19%)
GAAP operating loss	(53,872)	(44,248)	22%	9%
Adjusted EBITDA (loss)(2)	(42,907)	(29,354)	46%	31%
GAAP earnings (loss) per share ($)	(0.67)	(1.37)	(51%)	(56%)
Continuing	(0.67)	(1.70)	(61%)	(65%)
Discontinued	-	0.33	nm	nm
Fundamental loss per share ($)(2)	(0.87)	(1.02)	(15%)	(24%)
Fully-diluted shares outstanding ('000's)	56,898	56,764	0%	nm
Average period USD/ ZAR exchange rate	15.72	17.57	(11%)	nm

(1) 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support. The financial information for the three and twelve months ended June 30, 2020, has been restated with the effect of decreasing revenue by $1.4 million and $6.7 million, respectively. Refer to Note 1 to our audited consolidated financial statements.

(2) Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-EBITDA and Adjusted EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA (loss) and Adjusted EBITDA (loss), and GAAP net income (loss) to fundamental net loss and loss per share.

Business update related to COVID-19 pandemic

Our business has been, and continues to be, impacted by government restrictions and quarantines related to COVID-19. South Africa operates with a five-level COVID-19 alert system, with Level 1 being the least restrictive and Level 5 being the most restrictive. South Africa is currently at adjusted Level 2, and was at adjusted Level 3 until September 12, 2021, which had a limited impact on our businesses during Q4 2021. The South African government commenced its vaccination program in early calendar 2021, with a stated goal of vaccinating 67% of the South African population by the end of the calendar year.

Factors impacting comparability of our Q4 2021 and Q4 2020 results

• Higher revenue: Our revenues increased 15% in ZAR primarily due to higher volume-driven transaction fees lending revenues and hardware sales, which were partially offset by fewer prepaid airtime sales;

• Ongoing operating losses: Operating loss is comparable with Q4 2020, however with different components. Q4 2021 includes a $4.0 million allowance for doubtful loans receivable from equity-accounted investments and no IPG losses, whilst, Q4 2020 operating losses included the effects of pandemic-related government restrictions in South Africa and an inventory adjustment of $1.3 million as well as IPG losses of $4.3 million.

• Non-cash increase in fair value of MobiKwik: We recorded a non-cash fair value gain during Q4 2021 of $23.4 million related to the change in fair value of MobiKwik; and

• Foreign exchange movements: The U.S. dollar was  18.0% weaker against the ZAR during Q4 2021, which impacted our reported results.

Results of Operations by Segment and Liquidity

Processing

Segment revenue, excluding IPG, was $21.2 million in Q4 2021, up  12% compared with Q4 2020 and up  7% compared with Q3 2021 on a constant currency basis. Excluding IPG, segment revenue increased primarily due to an increase in volume-driven transaction fees due to lower trading activity in Q4, 2020, following government-imposed lockdown restrictions, which was partially offset by fewer prepaid airtime sales and a reduction in volume-driven transaction fees. Excluding IPG, Processing's operating loss for Q4 2021, has been impacted by an increase in transaction-based and employee costs, which was partially offset by the lower cost of prepaid airtime sales. Q4 2020 also includes a $1.3 million inventory write-down related to Cell C prepaid airtime. Our operating loss margin (calculated as operating (loss) income divided by revenue) for Q4 2021 and 2020 was  (27.3%) and  (61.6%), respectively. Excluding IPG, our operating loss margin for the Processing segment was  (27.4%) and  (37.6%) during Q4 2021 and 2020, respectively. Excluding the Cell C prepaid airtime write-down, our operating loss and operating loss margin for the Processing segment was $(8.8) million and  (53.6%), respectively, during Q4 2020.

Financial services

Segment revenue was $10.8 million in Q4 2021, up  1% on a constant currency basis compared with both Q4 2020 and Q3 2021. Segment revenue was affected by higher lending revenue, which was partially offset by lower account fees. The increase in operating loss is primarily due to the lower account fee revenue and the increase in insurance-related claims experienced this quarter attributed to the second wave of the pandemic. Our operating loss margin for Q4 2021 and 2020 was  (26.5%) and  (11.6%), respectively.

Technology

Segment revenue was $4.9 million in Q4 2021, up  108%, compared with Q4 2020, and up  129% compared with Q3 2021 on a constant currency basis. Segment revenue increased due to a higher volume of hardware sales from one product line compared to the prior period. The operating loss for Q4 2021 was impacted by various non-trading adjustments. Our operating (loss) income margin for the Technology segment was  (7.3%) and  7.0% for Q4 2021 and 2020, respectively.

Corporate/eliminations

Our corporate expenses for Q4 2021 were higher than Q4 2020 primarily due to an allowance for doubtful loans receivables of $4.0 million, which was partially offset by the net reversal of stock-based compensation charges of $0.5 million.

Cash flow and liquidity

At June 30, 2021, our cash and cash equivalents were $198.6 million and comprised of U.S. dollar-denominated balances of $169.8 million, ZAR-denominated balances of ZAR 0.4 billion ($26.5 million), and other currency deposits, primarily Botswana pula, of $2.3 million, all amounts translated at exchange rates applicable as of June 30, 2021. The decrease in our unrestricted cash balances from June 30, 2020, was primarily due to the payment of Federal income taxes, weak trading activities and an increase in our lending book, which was partially offset by the receipt of the outstanding proceeds related to the sale of our Korean business, receipt of proceeds related to the disposal of our interest in Bank Frick and the receipt of the outstanding loan related to the disposal of our remaining interest in DNI.

Excluding the impact of income taxes, cash used in operating activities during Q4 2021 was impacted by the cash losses incurred by our operations. Capital expenditures for Q4 2021 and 2020 were $0.3 million and $1.4 million, respectively.

Conference Call

We will host a conference call to review these results on September 14, 2021, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website.

Participants are now able to pre-register for the September 14, 2021, conference call by navigating to https://www.diamondpass.net/9817456. Participants utilizing this pre-registration service will receive their dial-in number upon registration.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

EBITDA and adjusted EBITDA

Earnings before interest, tax, depreciation and amortization ("EBITDA") is GAAP operating (loss) income adjusted for depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued and allowances for doubtful loans to equity-accounted investments.

Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including allowance for doubtful loans to equity-accounted investments, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2021 also includes adjustments related to changes in the fair value of equity securities (net of deferred tax), loss on disposal of equity-accounted investments, impairment losses related to our equity-accounted investments and the deferred tax liability reversal related to the impairment of the equity-accounted investment, and fiscal 2020 also includes an termination fee paid to cancel the Bank Frick option, impairment losses related to our equity-accounted investments, the gain related to the disposal of our Korean business, the gain related to the disposal of FIHRST, the loss related to the deconsolidation of CPS, and interest related to SASSA implementation costs refund.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments, loss on disposal of equity-accounted investments, the gain related to the disposal of our Korean business, the gain on disposal of FIHRST, and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading financial technology company that utilizes its proprietary banking and payment technology to deliver on its mission of financial inclusion through the distribution of low-cost financial and value-added services to underserved consumers and small businesses in Southern Africa, which represents a significant segment of these economies. The Company also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dara Dierks

Managing Director - ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Co-Market Leader | MD  – BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com

NET 1 UEPS TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2021	2020	2021	2020
		(as restated)(R)		(as restated)(R)
	(In thousands)		(In thousands)
REVENUE	$34,517	$24,551	$130,786	$144,299
EXPENSE
Cost of goods sold, IT processing, servicing and support	22,353	20,973	96,248	102,308
Selling, general and administration	24,546	15,762	84,063	75,256
Depreciation and amortization	1,218	996	4,347	4,647
Impairment loss	-	-	-	6,336
OPERATING LOSS	(13,600)	(13,180)	(53,872)	(44,248)
CHANGE IN FAIR VALUE OF EQUITY SECURITIES	23,362	-	49,304	-
LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT - BANK FRICK	-	-	472	-
LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	-	13	-
GAIN ON DISPOSAL OF FIHRST	-	-	-	9,743
LOSS ON DISPOSAL OF DNI	-	1,010	-	1,010
LOSS ON DECONSOLIDATION OF CPS	-	7,148	-	7,148
TERMINATION FEE PAID TO BANK FRICK	-	17,517	-	17,517
INTEREST INCOME	482	790	2,416	2,805
INTEREST EXPENSE	814	1,279	2,982	7,641
NET INCOME (LOSS) BEFORE INCOME TAX EXPENSE	9,430	(39,344)	(5,619)	(65,016)
INCOME TAX EXPENSE	3,011	339	7,560	2,656
NET INCOME (LOSS) BEFORE (LOSS) EARNINGS FROM EQUITY- ACCOUNTED INVESTMENTS	6,419	(39,683)	(13,179)	(67,672)
(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(4,780)	1,082	(24,878)	(29,542)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,639	(38,601)	(38,057)	(97,214)
NET INCOME FROM DISCONTINUED OPERATIONS	-	-	-	6,402
(LOSS) GAIN FROM DISPOSAL OF DISCONTINUED OPERATION, net of tax	-	(279)	-	12,454
NET INCOME (LOSS)	1,639	(38,880)	(38,057)	(78,358)
NET INCOME (LOSS) ATTRIBUTABLE TO NET1	1,639	(38,880)	(38,057)	(78,358)
Continuing	1,639	(38,601)	(38,057)	(97,214)
Discontinued	$-	$(279)	$-	$18,856

Net earnings (loss) per share, in United States dollars:
Basic earnings (loss) attributable to Net1 shareholders	$0.03	$(0.68)	$(0.67)	$(1.37)
Continuing	$0.03	$(0.68)	$(0.67)	$(1.70)
Discontinued	$-	$(0.00)	$-	$0.33
Diluted earnings (loss) attributable to Net1 shareholders	$0.03	$(0.69)	$(0.67)	$(1.37)
Continuing	$0.03	$(0.69)	$(0.67)	$(1.70)
Discontinued	$-	$(0.00)	$-	$0.33

(R) 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support. The financial information for the three and twelve months ended June 30, 2020, has been restated with the effect of decreasing revenue by $1.4 million and $6.7 million, respectively.

(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Consolidated Balance Sheets
	(A)	(A)
	June 30,	June 30,
	2021	2020
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$198,572	$217,671
Restricted cash	25,193	14,814
Accounts receivable, net of allowance of - 2021: $267; 2020: $253 and other receivables	26,583	43,068
Finance loans receivable, net of allowance of - 2021: $2,349; 2020: $7,658	21,142	15,879
Inventory	22,361	19,860
Total current assets before settlement assets	293,851	311,292
Settlement assets	466	8,014
Total current assets	294,317	319,306
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - 2021: $38,535; 2020: $29,524	7,492	6,656
OPERATING LEASE RIGHT-OF-USE	4,519	5,395
EQUITY-ACCOUNTED INVESTMENTS	10,004	65,836
GOODWILL	29,153	24,169
INTANGIBLE ASSETS, net of accumulated amortization of - 2021: $16,403; 2020: $27,325	357	612
DEFERRED INCOME TAXES	622	358
OTHER LONG-TERM ASSETS, including reinsurance assets	81,866	31,346
TOTAL ASSETS	428,330	453,678

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	14,245	14,814
Accounts payable	7,113	6,287
Other payables	27,588	23,779
Operating lease liability - current	2,822	2,251
Income taxes payable	256	16,157
Total current liabilities before settlement obligations	52,024	63,288
Settlement obligations	466	8,015
Total current liabilities	52,490	71,303
DEFERRED INCOME TAXES	10,415	1,859
OPERATING LEASE LIABILITY - LONG TERM	1,890	3,312
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,576	2,012
TOTAL LIABILITIES	67,371	78,486
COMMITMENTS AND CONTINGENCIES	-	-
REDEEMABLE COMMON STOCK	84,979	84,979

EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2021: $56,716,620; 2020: $57,118,925	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: 2021: -; 2020: -	-	-
ADDITIONAL PAID-IN-CAPITAL	301,959	301,489
TREASURY SHARES, AT COST: 2021: $24,891,292; 2020: $24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(145,721)	(169,075)
RETAINED EARNINGS	406,613	444,670
TOTAL NET1 EQUITY	275,980	290,213
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	275,980	290,213

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$428,330	$453,678
(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
	Unaudited		(A)
	Three months ended		Year ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)		(In thousands)

Cash flows from operating activities
Net income (loss)	$1,639	$(38,880)	$(38,057)	$(78,358)
Depreciation and amortization	1,218	996	4,347	13,299
Impairment loss	-	-	-	6,336
Movement in allowance for doubtful accounts receivable	(803)	383	110	743
Loss (Earnings) from equity-accounted investments	4,780	(1,082)	24,878	29,542
Movement in allowance for doubtful loans	4,000	316	4,739	1,035
Inventory net realizable value adjustment	-	1,298	-	1,298
Change in fair value of equity securities	(23,362)	-	(49,304)	-
Fair value adjustment related to financial liabilities	(361)	413	840	(340)
Interest payable	45	3	(1)	1,758
Loss on disposal of equity-accounted investment - Bank Frick	-	-	472	-
Loss on disposal of equity-accounted investment	-	-	13	-
Gain on disposal of Net1 Korea	-	279	-	(12,454)
Gain on disposal of FIHRST	-	-	-	(9,743)
Loss on deconsolidation of CPS	-	7,148	-	7,148
Loss on disposal of equity-accounted investment - DNI	-	1,010	-	1,010
(Profit) Loss on disposal of property, plant and equipment	(120)	(32)	480	(127)
Stock-based compensation charge, net	(532)	558	344	1,728
Dividends received from equity accounted investments	69	1,424	194	3,549
(Increase) Decrease in accounts receivable and finance loans receivable	(479)	(4,879)	3,751	8,818
(Increase) Decrease in inventory	(1,363)	(1,292)	1,279	(19,328)
Increase (Decrease) in accounts payable and other payables	4,058	4,521	(335)	(139)
Decrease in taxes payable	(1,712)	(340)	(17,210)	(1,427)
Increase (Decrease) in deferred taxes	4,665	225	5,089	(393)
Net cash used in operating activities	(8,258)	(27,931)	(58,371)	(46,045)

Cash flows from investing activities
Capital expenditures	(338)	(1,445)	(4,285)	(5,938)
Proceeds from disposal of property, plant and equipment	226	216	571	578
Proceeds from disposal of equity-accounted investment - Bank Frick	-	-	18,568	-
Proceeds from disposal of Net1 Korea, net of cash disposed	-	-	20,114	192,619
Transaction costs paid related to disposal of Net1 Korea	-	-	-	(7,458)
Proceeds from disposal of DNI as equity-accounted investment	-	42,477	6,010	42,477
Transaction costs paid related to disposal of DNI as equity-accounted investment	-	(1,010)	-	(1,010)
Proceeds from disposal of FIHRST, net of cash disposed	-	-	-	10,895
Deconsolidation of CPS - cash disposed	-	(328)	-	(328)
Investment in equity-accounted investments	-	-	-	(2,500)
Loan to equity-accounted investment	-	(519)	(1,238)	(1,230)
Repayment of loans by equity-accounted investments	-	-	134	4,268
Net change in settlement assets	1,711	18	7,901	(9,256)
Net cash provided by investing activities	1,599	39,409	47,775	223,117

Cash flows from financing activities
Proceeds from bank overdraft	98,324	104,490	360,083	689,763
Repayment of bank overdraft	(97,137)	(142,682)	(365,440)	(747,935)
Proceeds from issue of shares	-	-	53	-
Proceeds from disgorgement of shareholders' short-swing profits	-	-	124	-
Long-term borrowings utilized	-	-	-	14,798
Repayment of long-term borrowings	-	(3,190)	-	(14,503)
Guarantee fee	-	-	-	(148)
Finance lease capital repayments	-	-	-	(69)
Net change in settlement obligations	(1,711)	(18)	(7,901)	9,256
Net cash used in financing activities	(524)	(41,400)	(13,081)	(48,838)

Effect of exchange rate changes on cash	4,118	1,747	14,957	(17,260)
Net decrease in cash, cash equivalents and restricted cash	(3,065)	(28,175)	(8,720)	110,974
Cash, cash equivalents and restricted cash - beginning of period	226,830	260,660	232,485	121,511
Cash, cash equivalents and restricted cash - end of period	$223,765	$232,485	$223,765	$232,485
(A) Derived from audited consolidated financial statements.

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended June 30, 2021 and 2020 and March 31, 2021

				Change - actual		Change - constant exchange rate(1)
	Q4 '21	Q4 '20	Q3 '21	Q4 '21 vs Q4 '20	Q4 '21 vs Q3 '21	Q4 '21 vs Q4 '20	Q4 '21 vs Q3 '21
Key segmental data, in '000, except margins		(as restated)(A)
Revenue:
Processing	$21,192	$16,391	$18,747	29%	13%	6%	7%
All Other	21,192	15,470	18,741	37%	13%	12%	7%
IPG	-	921	6	nm	nm	nm	nm
Financial services	10,830	8,751	10,192	24%	6%	1%	1%
Technology	4,905	1,932	2,026	154%	142%	108%	129%
Subtotal: Operating segments	36,927	27,074	30,965	36%	19%	12%	13%
Intersegment eliminations	(2,410)	(2,523)	(2,137)	(4%)	13%	(22%)	7%
Consolidated revenue	$34,517	$24,551	$28,828	41%	20%	15%	13%

Operating (loss) income:
Processing	$(5,785)	$(10,089)	$(10,816)	(43%)	(47%)	(53%)	(49%)
All Other	(5,809)	(5,809)	(7,484)	-	(22%)	(18%)	(26%)
IPG	24	(4,280)	(3,332)	nm	nm	nm	nm
Financial services	(2,875)	(1,016)	(2,111)	183%	36%	132%	29%
Technology	(357)	136	131	nm	nm	nm	nm
Subtotal: Operating segments	(9,017)	(10,969)	(12,796)	(18%)	(30%)	(33%)	(33%)
Corporate/Eliminations	(4,583)	(2,211)	(1,496)	107%	206%	70%	190%
Consolidated operating loss	$(13,600)	$(13,180)	$(14,292)	3%	(5%)	(15%)	(10%)

Operating (loss) income margin (%)
Processing	(27.3%)	(61.6%)	(57.7%)
IPG	(27.4%)	(37.6%)	(39.9%)
All Other	-	(464.7%)	nm
Financial services	(26.5%)	(11.6%)	(20.7%)
Technology	(7.3%)	7.0%	6.5%
Consolidated operating margin	(39.4%)	(53.7%)	(49.6%)

(A) - 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support.

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q4 2021 also prevailed during Q4 2020 and Q3 2021.

Twelve months ended June 30, 2021 and 2020

			Change - actual	Change - constant exchange rate(1)
	F2021	F2020	F2021 vs F2020	F2021 vs F2020
Key segmental data, in '000, except margins		(as restated)(A)
Revenue:
Processing	$82,435	$91,786	(10%)	(20%)
All other	80,742	88,476	(9%)	(18%)
IPG	1,693	3,310	(49%)	(54%)
Financial services	38,996	46,870	(17%)	(26%)
Technology	17,751	18,071	(2%)	(12%)
Subtotal: Operating segments	139,182	156,727	(11%)	(21%)
Intersegment eliminations	(8,396)	(12,428)	(32%)	(40%)
Consolidated revenue	130,786	144,299	(9%)	(19%)

Operating (loss) income:
Processing	$(34,283)	$(33,836)	1%	(9%)
IPG	(23,556)	(21,488)	10%	nm
All other	(10,727)	(12,348)	(13%)	nm
Financial services	(8,429)	(3,621)	133%	108%
Technology	2,627	2,815	(7%)	(17%)
Subtotal: Operating segments	(40,085)	(34,642)	16%	4%
Corporate/Eliminations	(13,787)	(9,606)	44%	28%
Consolidated operating loss	(53,872)	(44,248)	22%	9%

Operating (loss) income margin (%)
Processing	(41.6%)	(36.9%)
All other	(29.2%)	(24.3%)
IPG	(633.6%)	(373.1%)
Financial services	(21.6%)	(7.7%)
Technology	14.8%	15.6%
Consolidated operating margin	(41.2%)	(30.7%)

(A) - 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support.

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2021 also prevailed during fiscal 2020.

(Loss) Earnings from equity-accounted investments:

The table below presents the (loss) earnings from our equity-accounted investments:

	Q4 2021	Q4 2020	% change	F2021	F2020	% change
Finbond	$(1,742)	$1,349	nm	$(22,009)	$1,840	nm
Share of net (loss) income	(1,742)	1,349	nm	(4,359)	1,840	nm
Impairment	-	-	nm	(17,650)	-	nm
Bank Frick	-	651	nm	1,156	(17,273)	nm
Share of net income	-	651	nm	1,156	1,421	(19%)
Amortization of intangible assets, net of deferred tax	-	-	nm	-	(433)	nm
Impairment	-	-	nm	-	(18,261)	nm
DNI	-	-	nm	-	(9,744)	nm
Share of net income	-	-	nm	-	4,676	nm
Amortization of intangible assets, net of deferred tax	-	-	nm	-	(1,350)	nm
Impairment	-	-	nm	-	(13,070)	nm
Other	(3,038)	(918)	231%	(4,025)	(4,365)	(8%)
Share of net loss	(92)	(918)	(90%)	(531)	(1,865)	(72%)
Impairment	(2,946)	-	nm	(3,494)	(2,500)	40%
(Loss) Earnings from equity-accounted investments	$(4,780)	$1,082	nm	$(24,878)	$(29,542)	(16%)

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA (loss) and adjusted EBITDA (loss):

Three months ended June, 30, 2021 and 2021, and March 31, 2021; and twelve months ended June 30, 2021 and 2020

				Year ended June 30,
	Q4 2021	Q4 2020	Q3 2021	2021	2020
Operating loss - GAAP	(13,600)	(13,180)	(14,292)	(53,872)	(44,248)

Depreciation and amortization	1,218	996	1,132	4,347	4,647
Impairment loss	-	-	-	-	6,336
Negative EBITDA	(12,382)	(12,184)	(13,160)	(49,525)	(33,265)
Allowance for doubtful loans receivables from equity-accounted investments	4,000	316	-	4,739	1,035
Transaction costs	174	-	337	1,879	2,876
Adjusted EBITDA loss	(8,208)	(11,868)	(12,823)	(42,907)	(29,354)

Reconciliation of GAAP net income (loss) and earnings (loss) per share, basic, to fundamental net loss and loss per share, basic:

Three months ended June 30, 2021 and 2020

	Net income (loss) (USD '000)		E(L)PS, basic (USD)		Net income (loss) (ZAR '000)		E(L)PS, basic (ZAR)
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	1,639	(38,880)	0.03	(0.68)	23,223	(671,885)	0.41	(11.76)

Change in fair value of equity securities, net	(18,456)	-			(261,497)	-
Allowance for doubtful EMI loans receivable	4,000	316			56,675	5,461
Impairment of equity method investment	2,946	-			41,741	-
Stock-based compensation charge	(532)	558			(7,538)	9,643
Transaction costs	174	-			2,465	-
Intangible asset amortization, net	70	58			990	990
Termination fee paid to cancel Bank Frick option	-	17,517			-	302,711
Loss on deconsolidation of CPS	-	7,148			-	123,525
Loss on sale of DNI	-	1,010			-	17,454
Interest related to SASSA implementation costs refund	-	298			-	5,156
Fundamental	(10,159)	(11,975)	(0.18)	(0.21)	(143,941)	(206,945)	(2.54)	(3.62)

Twelve months ended June 30, 2021 and 2020

	Net (loss) income (USD '000)		(L)EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	(38,057)	(78,358)	(0.67)	(1.38)	(598,111)	(1,376,640)	(10.54)	(24.25)

Change in fair value of equity securities, net	(38,950)	-			(612,149)	-
Impairment of equity method investments	21,144	32,084			327,140	563,672
Allowance for doubtful EMI loans receivable	4,739	1,035			74,479	18,184
Transaction costs	1,879	2,876			29,531	50,527
Reversal of deferred taxes related to impairment of equity method investment	(1,353)	-			(22,633)	-
Loss on disposal of equity-accounted investment - Bank Frick	472	-			7,418	-
Stock-based compensation charge	344	2,607			5,406	45,801
Intangible asset amortization, net	253	3,805			3,961	66,835
Loss on sale of equity method investment	13	-			204	-
Termination fee paid to cancel Bank Frick option	-	(17,517)			-	(307,749)
Gain on discontinued operation	-	(12,454)			-	(218,799)
Gain on disposal of FIHRST	-	(9,743)			-	(171,171)
Loss on deconsolidation of CPS	-	7,148			-	125,580
Impairment loss	-	6,336			-	111,314
Intangible asset amortization, net related to equity accounted investments	-	1,783			-	31,325
Interest related to SASSA implementation costs refund	-	1,361			-	23,909
Loss on sale of DNI	-	1,010			-	17,744
Fundamental	(49,516)	(58,027)	(0.87)	(1.02)	(784,754)	(1,019,468)	(13.82)	(17.96)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net income (loss) used to calculate earnings (loss) per share basic and diluted and headline loss per share basic and diluted:

Three months ended June 30, 2021 and 2020

	2021	2020

Net income (loss) (USD'000)	1,639	(38,880)
Adjustments:
Impairment of equity method investments	2,946	-
Loss on deconsolidation of CPS	-	7,148
Loss on sale of DNI	-	1,010
Profit on sale of property, plant and equipment	(120)	(32)
Tax effects on above	34	9

Net income (loss) used to calculate headline loss (USD'000)	4,499	(30,745)
Weighted average number of shares used to calculate net earnings (loss) per share basic loss and headline earnings (loss) per share basic loss ('000)	56,678	57,119
Weighted average number of shares used to calculate net loss per share diluted (earnings) loss and headline (earnings) loss per share diluted loss ('000)	56,937	57,119

Headline earnings (loss) per share:
Basic, in USD	0.08	(0.54)
Diluted, in USD	0.08	(0.54)

Twelve months ended June 30, 2021 and 2020

	2021	2020

Net loss (USD'000)	(38,057)	(78,358)
Adjustments:
Impairment of equity method investments	21,144	33,831
Loss on disposal of equity-accounted investment - Bank Frick	430	-
Gain on disposal of discontinued operation	-	(12,454)
Gain on disposal of FIHRST	-	(9,743)
Impairment loss	-	6,336
Loss on deconsolidation of CPS	-	7,148
Loss on sale of DNI	-	1,010
Loss (Profit) on sale of property, plant and equipment	480	(127)
Tax effects on above	(134)	36

Net loss used to calculate headline loss (USD'000)	(16,137)	(52,321)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,765	56,764
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,898	56,764

Headline loss per share:
Basic, in USD	(0.28)	(0.92)
Diluted, in USD	(0.28)	(0.92)

Calculation of the denominator for headline diluted loss per share

	Q4 2021	Q4 2020	F2021	F2020

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,678	57,119	56,765	56,764
Effect of dilutive securities under GAAP	259	-	133	-
Denominator for headline diluted loss per share	56,937	57,119	56,898	56,764

Weighted average number of shares used to calculate headline diluted earnings (loss) per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted earnings (loss) per share because we do not use the two-class method to calculate headline diluted (earnings) loss per share.